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Exhibit 24.1

POWER OF ATTORNEY

THE TORONTO-DOMINION BANK

        KNOW ALL MEN BY THESE PRESENTS that the undersigned, THE TORONTO-DOMINION BANK, a Canadian chartered bank (the "Bank"), and each of the undersigned directors and officers of the Bank, hereby constitute and appoint Christopher A. Montague and Fredric J. Tomczyk, and each of them severally, his or her true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the Bank to comply with the United States Securities Act of 1933, as amended, and any rules, regulations and requirements of the United States Securities and Exchange Commission (the "Commission") thereunder in connection with the registration under such Act of common shares, without nominal or par value, of the Bank, to be offered or sold pursuant to the employee benefit plans referenced in the Form S-8 of the Bank to which this Power of Attorney is an exhibit, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Bank and the name of the undersigned, individually and in his or her capacity as a director or officer of the Bank, to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to said common shares, to any and all amendments, including post-effective amendments, to the Registration Statement, and to any and all instruments or documents filed as a part of or in connection with the Registration Statement and/or any such amendments; and to file with the Commission the Registration Statement, any and all amendments thereto, and any and all instruments or documents filed as a part of or in connection with the Registration Statement and/or any such amendments; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

        IN WITNESS WHEREOF each of the undersigned has subscribed these presents as of this 4th day of June, 2004.

THE TORONTO-DOMINION BANK
By:	/s/ W. EDMUND CLARK W. Edmund Clark, President, Chief Executive Officer and Director

/s/ DANIEL A. MARINANGELI Daniel A. Marinangeli, Executive Vice President and Chief Financial Officer
/s/ DAMIAN J. MCNAMEE Damian J. McNamee, Vice President and Chief Accountant
/s/ VICTOR J. HUEBNER Victor J. Huebner, Authorized Representative in the United States
John M. Thompson, Chairman of the Board
/s/ WILLIAM E. BENNETT William E. Bennett, Director
/s/ HUGH J. BOLTON Hugh J. Bolton, Director
/s/ MARSHALL A. COHEN Marshall A. Cohen, Director
/s/ WENDY K. DOBSON Wendy K. Dobson, Director
/s/ DARREN ENTWISTLE Darren Entwistle, Director
Donna M. Hayes, Director
/s/ HENRY H. KETCHAM Henry H. Ketcham, Director
/s/ PIERRE H. LESSARD Pierre H. Lessard, Director
/s/ BRIAN F. MACNEILL Brian F. MacNeill, Director

/s/ ROGER PHILLIPS Roger Phillips, Director
/s/ WILBUR J. PREZZANO Wilbur J. Prezzano, Director
/s/ HELEN K. SINCLAIR Helen K. Sinclair, Director
Donald R. Sobey, Director
/s/ MICHAEL D. SOPKO Michael D. Sopko, Director
/s/ CHRISTOPHER A. MONTAGUE Christopher A. Montague Attorney-in-fact

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  Exhibit 24.1
POWER OF ATTORNEY THE TORONTO-DOMINION BANK